Exhibit 99.1

Regency Centers Corporation

Press Release

www.RegencyCenters.com	CONTACT: LISA PALMER
(904) 598-7636

REGENCY CENTERS REPORTS 31% FFO GROWTH

Jacksonville, Fla. (May 3, 2005) — Regency Centers Corporation announced today financial and operating results for the quarter ended March 31, 2005.

Funds From Operations (FFO) for the first quarter were $57.3 million, or $0.89 per diluted share, compared to $41.9 million and $0.68 per diluted share for the same period last year, a per share growth rate of 30.9%. Regency reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT) as a supplemental earnings measure. The Company considers this a meaningful performance measurement in the Real Estate Investment Trust industry.

Net income for common stockholders for the quarter was $34.7 million, or $0.55 per diluted share, compared to $21.4 million and $0.35 per diluted share for the same period last year.

“Regency’s first quarter results were exceptional. The fundamentals were strong in each key facet of our business: the high quality operating portfolio, development, and capital recycling and joint ventures,” commented Martin E. Stein, Jr., Regency’s Chairman & Chief Executive Officer. “The expected closing in June and subsequent integration of the CalPERS/First Washington Portfolio should further enhance Regency’s growth in FFO per share and shareholder value.”

Portfolio Results

At March 31, 2005, Regency’s total assets before depreciation were $3.5 billion. The Company owned 288 shopping centers and single tenant properties, including those held in joint ventures.

At quarter end, Regency’s results for wholly-owned properties and its pro-rata share of joint ventures were as follows:

•	Same store net operating income (NOI) growth: 5.0%

•	Same store rental rate growth on a cash basis: 9.8%

•	Percent leased: 95.3%

At quarter end, results for the total real estate portfolio including joint ventures at 100% were as follows:

•	Same store net operating income (NOI) growth: 5.4%

•	Same store rental rate growth on a cash basis: 9.7%

•	Percent leased: 95.6%

•	Leasing transactions: 296 new and renewal lease transactions for a total of 948,160 square feet

Capital Recycling and Joint Ventures

During the first quarter Regency sold three completed developments for a gross sales price of $57.3 million at an average cap rate of 6.81% with proceeds to Regency of $51.8 million. The Company also sold two operating properties during the quarter at an average cap rate of 8.7%. One of these properties was sold from Columbia Regency Retail Partners, our joint venture with the Oregon Public Employees Retirement Fund. The gross sales price for the properties was $26.9 million with Regency’s share being $11.2 million. Regency also sold 5 outparcels for total proceeds of $3.6 million during the quarter.

One of the three completed development properties sold during the quarter was sold into Regency’s joint venture with Macquarie CountryWide Trust of Australia. Regency will maintain a 25% ownership interest in the property and will manage the property on behalf of the venture.

In February of 2005, Regency announced that it entered into a definitive agreement with its joint venture partner, Macquarie Countrywide Trust (MCW), to acquire 101 retail properties totaling approximately 13 million square feet from CalPERS/First Washington. The transaction is valued at approximately $2.74 billion and is expected to close June 1, 2005. For further information, please see the original press release dated February 14, 2005.

Development

As of March 31, 2005 the Company had 32 properties under development for an estimated total net investment at completion of $552 million. The expected return on these in-process developments is 10.3%. The in-process developments are 56% funded and 75% leased, including tenant-owned GLA. Mr. Stein added, “With the high probability pipeline exceeding $500 million, new development starts are still expected to be in the range of $300 - $350 million for the year.”

Capital Markets

On March 30, 2005, Regency announced that it had entered into a forward sale agreement with Citigroup Global Markets, Inc. to sell 3,750,000 shares and an additional 562,500 shares to cover over-allotments. The estimated proceeds of approximately $200 million will be used to repay the bridge financing used to fund Regency’s cash portion of the CalPERS / First Washington acquisition. Regency will not receive any proceeds from the sale until the Forward Sale Agreement settles on or before August 1, 2005.

Subsequent to quarter end, Regency entered into a $196.65 million forward starting swap transaction to hedge the $200 million ten-year fixed rate financing expected to occur in July 2005. Regency locked an underlying 10-year treasury rate of 4.5% and a 10-year swap spread of 0.45%. With the forward carry cost and fees, the swap fixed rate is 5.04%. Adding the expected credit spread, the final effective rate is expected to be in the range of 5.6% - 5.7%.

Dividend

On May 3, 2005, the Board of Directors declared a quarterly cash dividend of $0.55 per share, payable on June 1, 2005 to shareholders of record on May 18, 2005. The Board also declared a quarterly cash dividend of $0.46563 on the Series 3 Preferred stock, payable on June 30, 2005 to shareholders of record on June 1, 2005. The Board has also declared a quarterly cash dividend of $0.45313 on the Series 4 Preferred stock, payable on June 30, 2005 to shareholders of record on June 1, 2005.

Conference Call

In conjunction with Regency’s first quarter results, you are invited to listen to its conference call that will be broadcast live over the internet on Wednesday May 4, 2005 at 10:00 a.m. EST on the Company’s web site www.RegencyCenters.com. If you are unable to participate during the live webcast, the call will also be archived on the web site.

The Company has published additional forward-looking statements in its first quarter 2005 supplemental information package that may help investors estimate earnings for 2005. A copy of the Company’s first quarter 2005 supplemental information will be available on the Company’s web site at www.RegencyCenters.com or by written request to Diane Ortolano, Investor Relations, Regency Centers Corporation, 121 West Forsyth Street, Suite 200, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in joint ventures, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information for the quarter ended March 31, 2005. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Funds From Operations Reconciliation to Net Income—Actual Results

	Three Months Ended		Year to Date
For the Periods Ended March 31, 2005 and 2004	2005	2004	2005	2004
Funds From Operations:
Net income for common stockholders	34,685,762	21,420,202	34,685,762	21,420,202
Add (Less):
Depreciation expense—consolidated properties	17,945,952	17,562,540	17,945,952	17,562,540
Depreciation expense—unconsolidated joint ventures	2,561,522	1,364,017	2,561,522	1,364,017
Less: consolidated JV partner's share of depreciation	(48,261)	(50,309)	(48,261)	(50,309)
Amortization of leasing commissions and intangibles	2,804,738	2,344,389	2,804,738	2,344,389
(Gain) on sale of operating properties	(1,535,526)	(1,151,709)	(1,535,526)	(1,151,709)
Minority interest of exchangeable partnership units	862,641	385,157	862,641	385,157

Funds from Operations	57,276,828	41,874,287	57,276,828	41,874,287

Weighted Average Shares For Diluted FFO Per Share	64,532,545	61,640,631	64,532,545	61,640,631

Regency Centers Corporation (NYSE: REG)

Regency is the leading national owner, operator, and developer focused on grocery-anchored, neighborhood retail centers. Regency’s total assets before depreciation are $3.5 billion. As of March 31, 2005, the Company owned 288 retail properties, including those held in joint ventures. Including tenant-owned square footage, the portfolio encompassed 36.1 million square feet located in high growth markets throughout the United States. Since 2000 Regency has completed 89 shopping center developments at a net investment of $1.2 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10K and 10Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.